CERTIFICATE

     The undersigned Marcus E. Woods, hereby certifies that he is

Secretary of IPALCO Enterprises, Inc., an Indiana corporation,

and as such he has custody of the records and seal of said

Corporation; that at a duly constituted meeting of the Board of

Directors of said Corporation held November 30, 1993, the

following resolution was duly adopted and is now in full force and effect:


               RESOLVED, that the IPALCO Enterprises,
          Inc. Company Unfunded Deferred Compensation
          Plan for Officers, substantially in the form presented to this meeting, be, and the same hereby is, approved, effective January 1, 1994.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Corporation this 1st day of February, 1994.




                                    /s/ Marcus E. Woods
                                   ---------------------------
                                   Marcus E. Woods, Secretary


(SEAL)